SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2008

SupportSave Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1451 Danville Blvd., Suite 201 , Alamo, CA	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  925 304-4400

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 12, 2008, Marie Tagoc resigned as our Chief Financial Officer.  There was no known disagreement with Ms. Tagoc on any matter relating to our operations, policies or practices.

On May 12, 2008, the board of directors appointed Mr. Michael Palasick to act as our Chief Financial Officer.  Mr. Palasick’s experiences are in banking and capital markets.  Mr. Palasick is Principal of US Refund Consulting, LLC, a mortgage consulting firm based in Denver, Colorado.  He holds an MBA in Finance from the University of Tampa.

There are no family relationships between Mr. Palasick and any of our directors or executive officers.

Mr. Palasick has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have any employment agreement with Mr. Palasick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Christopher Johns
Christopher Johns
President / CEO

Date: May 12, 2008